Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO TITLE 18,
UNITED STATES CODE, SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Michael C. Greiner, Executive Vice President and Chief Financial Officer of ANGIODYNAMICS, Inc. (the "Company"), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that, to the best of my knowledge:

1.
the quarterly report on Form 10-Q of the Company for the fiscal quarter ended August 31, 2017 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 29, 2017

/ s / Michael C. Greiner
Michael C. Greiner, Executive Vice President and Chief Financial Officer